                                                                 EXHIBIT (d)1.6
January 1, 2005

Mr. Greg J. Stark, President
Frank Russell Investment
   Management Company
909 A Street
Tacoma, WA  98402

Re: Advisory Agreement - Manager Compensation

This letter agreement amends the Advisory Agreement (the "Agreement") dated January 1, 1999 between Frank Russell Investment Company ("FRIC") and Frank Russell Investment Management Company ("FRIMCo"). FRIC and FRIMCo desire to amend and restate Section 6.A. of the Agreement as follows:

6. Compensation of the Manager.

      A. As consideration for the Manager's services to the following Sub-Trusts, the Manager shall receive from each of these Sub-Trusts an annual management fee, accrued daily at the rate of 1/365th of the applicable management fee and payable following the last day of each month, of the following annual percentages of each Sub-Trust's average daily net assets during the month:

             Fund                                 Asset Level                     Fee
-------------------------------  -----------------------------------------------  ----
Diversified Equity               First $2 billion                                  .73%
                                 Next $3 billion                                   .72%
                                 Amount over $5 billion                            .70%
-------------------------------  -----------------------------------------------  ----
Special Growth                   All assets                                        .90%
-------------------------------  -----------------------------------------------  ----
Quantitative Equity              First $2 billion                                  .73%
                                 Next $3 billion                                   .72%
                                 Amount over $5 billion                            .70%
-------------------------------  -----------------------------------------------  ----
Diversified Bond                 All assets                                        .40%
-------------------------------  -----------------------------------------------  ----
Short Duration Bond              All assets                                        .45%
-------------------------------  -----------------------------------------------  ----
International Securities         First $2 billion                                  .90%
                                 Next $3 billion                                   .89%
                                 Amount over $5 billion                            .87%
-------------------------------  -----------------------------------------------  ----
Multistrategy Bond               All assets                                        .60%
-------------------------------  -----------------------------------------------  ----
Tax Free Bond                    All assets                                        .30%
-------------------------------  -----------------------------------------------  ----
U.S. Government Money Market     All assets                                        .20%
-------------------------------  -----------------------------------------------  ----
Tax Free Money Market            All assets                                        .20%
-------------------------------  -----------------------------------------------  ----
Real Estate Securities           All assets                                        .80%
-------------------------------  -----------------------------------------------  ----
Emerging Markets                 All assets                                       1.15%
-------------------------------  -----------------------------------------------  ----
Money Market                     All assets                                        .20%
-------------------------------  -----------------------------------------------  ----
Equity I                         All assets                                        .55%

Mr. Greg J. Stark, President
January 1, 2005
Page 2

Equity II                        All assets                                        .70%
-------------------------------  -----------------------------------------------  ----
Equity Q                         All assets                                        .55%
-------------------------------  -----------------------------------------------  ----
International                    All assets                                        .70%
-------------------------------  -----------------------------------------------  ----
Fixed Income I                   All assets                                        .25%
-------------------------------  -----------------------------------------------  ----
Fixed Income III                 All assets                                        .50%
-------------------------------  -----------------------------------------------  ----
Tax-Managed Large Cap            All assets                                        .70%
-------------------------------  -----------------------------------------------  ----
Aggressive Equity                All assets                                        .20%
-------------------------------  -----------------------------------------------  ----
Balanced Strategy                All assets                                        .20%
-------------------------------  -----------------------------------------------  ----
Moderate Strategy                All assets                                        .20%
-------------------------------  -----------------------------------------------  ----
Conservative Strategy            All assets                                        .20%
-------------------------------  -----------------------------------------------  ----
Equity Balanced Strategy         All assets                                        .20%
-------------------------------  -----------------------------------------------  ----
Tax-Managed Global Equity        All assets                                        .20%
-------------------------------  -----------------------------------------------  ----
Tax-Managed Mid & Small Cap      All assets                                        .20%
-------------------------------  -----------------------------------------------  ----
Select Growth                    All assets                                        .80%
-------------------------------  -----------------------------------------------  ----
Select Value                     All assets                                        .70%
-------------------------------  -----------------------------------------------  ----
2010 Strategy                    All assets                                        .20%
-------------------------------  -----------------------------------------------  ----
2020 Strategy                    All assets                                        .20%
-------------------------------  -----------------------------------------------  ----
2030 Strategy                    All assets                                        .20%
-------------------------------  -----------------------------------------------  ----
2040 Strategy                    All assets                                        .20%
-------------------------------  -----------------------------------------------  ----
Russell Multi-Manager Principal
Protected                        during the Offering Period                        .00%
                                 during the Guarantee and Post Guarantee
                                 Periods:                                          .88%

                                 provided, however, that if, at any time during the Guarantee Period, 100% of the Fund's assets are invested in the Fixed Income Portfolio or the Defeasance Portfolio, the Manager will waive a portion of its fee up to 0.55% of average daily net assets of the Fund in respect of assets of the Fund that are invested in the Defeasance Portfolio or for any full day during which the Equity Portfolio constitutes zero (0) percent of the assets of the Fund (capitalized terms shall have the meanings assigned to them in the Financial Guarantee Agreement dated as of January 17, 2003 among Frank Russell
                                 Investment Management Company, Frank Russell
                                 Investment Company, Salomon Smith Barney Inc.
                                 and Ambac Assurance Corporation)

      From this management fee, the Manager shall compensate the Money Managers as a fiduciary of the Trust.

Mr. Greg J. Stark, President
January 1, 2005
Page 3

      B. When a Sub-Trust holds cash, securities or other investment assets which are not treated as net assets of the Sub-Trust for the purpose of determining the net asset value per share of such Sub-Trust, the Manager may receive an additional annual fee, accrued daily at the rate of 1/365th of the fee and payable following the last day of each month, of 0.07% of the value of such assets for the exercise of investment supervision over such assets.

If this agreement is acceptable to you, please sign below to indicate your acceptance and agreement.

Sincerely,

FRANK RUSSELL INVESTMENT COMPANY

By:   /s/ Mark E. Swanson
    -------------------------------------------------
    Mark E. Swanson
    Treasurer and Chief Accounting Officer

Accepted and Agreed:

FRANK RUSSELL INVESTMENT
   MANAGEMENT COMPANY

By:   /s/ Greg J. Stark
    -------------------------------------------------
    Greg J. Stark
    President